FIRST AMENDMENT TO LEASE

This First Amendment to Lease dated August 1, 2019 is attached to and made a part of the Lease Agreement (“Lease”) dated July 23, 2014, by and between Promontory Associates, a California General Partnership (“Landlord”) and Phunware Inc., a Delaware Corporation (“Tenant”) for Suite 170, consisting of approximately 5,353 rentable square feet located at 11440 West Bernardo Court, San Diego, CA 92127.

Unless otherwise defined or the context otherwise indicates, the terms used herein have the meanings defined in the Lease. The provisions of this First Amendment to Lease shall control over any inconsistent provisions of the Lease. The Lease is hereby modified and supplemented as follows:

1. EFFECTIVE DATE: Modifications to the Lease as herein set forth shall be effective on February 1, 2020.

2. RENTABLE SQUARE FEET OF PREMISES: The Rentable Square Feet of the Premises as defined in Paragraph 1.5 of the Lease shall be modified to 5,353 rentable square feet.

3. RENTABLE SQUARE FEET OF BUILDING: The Rentable Square Feet of the Building as defined in Paragraph 1.5 of the Lease shall be modified to 98,212 rentable square feet.

4. TENANT’S PERCENTAGE OF OPERATING EXPENSES: The Tenant’s Percentage of Operating Expenses as defined in Paragraph 1.10 of the Lease shall be modified to 5.45%.

5. COMMENCEMENT DATE: The Commencement Date as defined in Paragraph 1.7 of the Lease shall be modified to February 1, 2020.

6. LEASE TERM: The Lease Term as defined in Paragraph 1.6 of the Lease shall be modified to five (5) years and five (5) months.

7. INITIAL BASIC ANNUAL RENT: The Initial Basic Annual Rent as defined in Paragraph 1.8 of the Lease shall be modified to One Hundred Eighty-four Thousand Nine Hundred Ninety-nine and 68/100 Dollars ($184,999.68).

8. INITIAL MONTHLY INSTALLMENT OF BASIC ANNUAL RENT: The Initial Monthly Installment of Basic Annual Rent as defined in Paragraph 1.9 of the Lease shall be modified to Fifteen Thousand Four Hundred Sixteen and 64/100 Dollars ($15,416.64) or $2.88 per rentable square foot. The Base Rent shall be increased annually by three percent (3%) on the anniversary of the Commencement Date. Therefore, the rent for the Term of the Lease shall be paid according to the following schedule:

        Months 1- 5*   $1.44 per rentable square foot per month, or $7,708.32 per month;
Month 6-12   $2.88 per rentable square foot per month, or $15,416.64 per month;
Months 13-17* $1.48** per rentable square foot per month, or $7,939.57 per month;
Months 17-24   $2.97 per rentable square foot per month, or $15,879.14 per month;
Months 25-36   $3.06 per rentable square foot per month, or $16,355.51 per month;
Months 37-48  $3.15 per rentable square foot per month, or $16,846.18 per month;
Months 49-60  $3.24 per rentable square foot per month, or $17,351.56 per month;
Months 61-65   $3.34 per rentable square foot per month, or $17,872.11 per month

*Ten months of half rent realized in Months 1 through 5 and Months 13 through 17 of the Lease Term.
**The Rental Rates described as Per Rentable Square Foot Per Month above, are, for the most part, approximate and rounded to the nearest $0.01. Tenant is responsible for paying the monthly rent as shown in the right-hand column above.

9. OPERATING EXPENSE BASE YEAR: The Operating Expense Base Year as defined in the Paragraph 1.16 of the lease shall be modified to a Base Year defined as Calendar Year 2020.

        I:\WilliamsC\##Listings\Rancho Bernardo\Promontory\Amendments\11440 W Bernardo Court Suite 170 Phunware First Amendment 080119.doc

10. RIGHT TO EXTEND: Provided Tenant is not in default of the Lease, Tenant shall have the Right to Extend the term of the Lease for one (1) additional period of five (5) years, commencing immediately upon the expiration of the original term. The Tenant may exercise this right to extend by delivering written notice to Landlord no less than six (6) months before the end of the original term. The Basic Annual Rent at the beginning of the option period shall be adjusted to the then “prevailing rental rate” which shall be defined as the amount of base rent at which tenants, as of the commencement of the Option Term, are leasing space comparable in size, location and quality to the Premises for a term comparable to the Option Term, which comparable space is located in comparable developments to the Project in the Rancho Bernardo area of the City of San Diego, taking into consideration all monetary and non-monetary concessions being granted to tenants (including, without limitation, improvement allowances, free rent periods and construction periods). Annual increases in Basic Annual Rent during the Option Term shall be at three percent (3%).

ALL OTHER TERMS AND CONDITIONS OF THE LEASE SHALL REMAIN IN FULL FORCE AND EFFECT.

LANDLORD:	TENANT:
Promontory Associates, A California general partnership	Phunware Inc., A Delaware corporation
By: Promontory Associates, LLC General Partner	By:s/ Matt Aune
By: Carleton Management, Inc. Manager	Its:Chief Financial Officer
By: John Harris Its: Chief Financial Officer Date: 11/12/2019	Date: 11/12/2019